                                                                    EXHIBIT 24.1

                       THE GOODYEAR TIRE & RUBBER COMPANY

                                POWER OF ATTORNEY
                                   RELATED TO
                                 REGISTRATION OF
                     4.00% CONVERTIBLE SENIOR NOTES DUE 2034

            KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned officers and directors of The Goodyear Tire & Rubber Company, an Ohio corporation (the "Company"), hereby constitutes and appoints RICHARD J. KRAMER,
C. THOMAS HARVIE, THOMAS A. CONNELL and DARREN R. WELLS, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power to act without the others, for him or her and in his or her name, place and stead, in any and all capacities, to sign one or more Registration Statements on Form S-3 or other appropriate form and any and all amendments to any such Registration Statements (including post-effective amendments), to be filed with the Securities and Exchange Commission, in connection with the registration under the provisions of the Securities Act of 1933, as amended, of up to $350,000,000 aggregate principal amount of 4.00% Convertible Senior Notes due 2034, and shares of common stock issuable upon conversion thereof, with power in each case where appropriate to affix thereto the corporate seal of the Company and to attest said seal, and to file such Registration Statements, including in each case a form of prospectus, and any and all amendments and post-effective amendments to such Registration Statements, with all exhibits thereto, and any and all documents in connection therewith, with the Securities and Exchange Commission, hereby granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform any and all acts and things requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

            IN WITNESS WHEREOF, each of the undersigned has hereunto set his or her name as of the 11th day of April, 2006

      SIGNATURES                                      TITLE
      ----------                                      -----
                                      Chairman of the Board, Chief Executive
                                         Officer, President and Director
/s/ Robert J. Keegan
--------------------
   Robert J. Keegan

                                        Executive Vice President and Chief
/s/ Richard J. Kramer                           Financial Officer
---------------------
  Richard J. Kramer

/s/ Thomas A. Connell                     Vice President and Controller
---------------------
  Thomas A. Connell

 /s/ James C. Boland                                 Director
 -------------------
   James C. Boland

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
    /s/ John G. Breen                                  Director
    -----------------
      John G. Breen

    /s/ Gary D. Forsee                                 Director
    ------------------
      Gary D. Forsee

/s/ William J. Hudson, Jr.                             Director
--------------------------
  William J. Hudson, Jr.

   /s/ Steven A. Minter                                Director
   --------------------
     Steven A. Minter

  /s/ Denise M. Morrison                               Director
  ----------------------
    Denise M. Morrison

    /s/ Rodney O'Neal                                  Director
    -----------------
      Rodney O'Neal

 /s/ Shirley D. Peterson                               Director
 -----------------------
   Shirley D. Peterson

 /s/ Thomas H. Weidemeyer                              Director
 ------------------------
   Thomas H. Weidemeyer

  /s/ Michael R. Wessel                                Director
  ---------------------
    Michael R. Wessel